UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2026

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.
Redwood City, California 94063
(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, Omer Yuhjtman accepted an offer of employment to join Box, Inc. (the “Company”) as Vice President, Finance and Chief Accounting Officer commencing on October 19, 2026. Mr. Yuhjtman will succeed the Company’s current Vice President, Chief Accounting Officer and Controller, Eli Berkovitch, who had informed the Company of his intention to resign effective October 23, 2026 and as previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on September 25, 2026. Concurrent with his appointment, Mr. Yuhjtman will assume the role of principal accounting officer from Mr. Berkovitch.

Mr. Yuhjtman, age 40, has served as Controller at Lambda, Inc., an AI infrastructure company, since June 2026, and previously served as Vice President, Corporate Controller at Confluent, Inc., a data streaming company from December 2025 to June 2026. Prior to joining Confluent, Mr. Yuhjtman served in various positions of increasing responsibility with Box from June 2016 to December 2025, most recently as Vice President, Assistant Controller from May 2025 to December 2025, and Senior Director, Technical Accounting from April 2021 to April 2025. Mr. Yuhjtman also held various assurance roles at Ernst & Young, an accounting firm, from September 2007 to May 2016. Mr. Yuhjtman holds a B.A. in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara and is a Certified Public Accountant in California.

Pursuant to the terms of an employment offer letter, dated September 30, 2026, by and between the Company and Mr. Yuhjtman (the “Offer Letter”), Mr. Yuhjtman’s annual base salary will be $330,000 and he will be eligible for a discretionary, pro-rated annual bonus of up to 35% of his annual base salary. Mr. Yuhjtman will also be granted restricted stock units covering 80,000 shares of the Company’s Class A Common Stock (the “Equity Awards”). The Equity Awards will vest over four years as described in the Offer Letter and be subject to the terms of the Company’s 2015 Equity Incentive Plan and related form agreements. The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company also entered into a Change of Control and Severance Agreement with Mr. Yuhjtman, a copy of which was included as Exhibit A to the Offer Letter. The Company also intends to enter into its standard form of indemnification agreement with Mr. Yuhjtman, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Yuhjtman and any other persons pursuant to which he was selected as the Company’s Vice President, Finance and Chief Accounting Officer. There are also no family relationships between Mr. Yuhjtman and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Offer Letter between Box, Inc. and Omer Yuhjtman dated September 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2026	BOX, INC.

	By:	/s/ David Leeb
David Leeb Chief Legal Officer and Corporate Secretary